SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 21, 2001

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-3122                   13-5549268
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(State or Other Jurisdiction       (Commission File             (IRS Employer
      of Incorporation)                 Number)              Identification No.)


40 Lane Road, Fairfield, New Jersey                                     07004
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events.

         On December 21, 2001, Covanta Energy Corporation issued a press release, a copy of which is attached hereto as Exhibit A.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of business acquired:    Not applicable.

(b)      Pro forma financial information:    Not applicable.

(c)      Exhibit:    Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 21, 2001

                                            COVANTA ENERGY CORPORATION


                                            By: /s/ Louis M. Walters
                                                --------------------
                                            Name:  Louis M. Walters
                                            Title: Vice President and
                                                   Treasurer

                                                                       Exhibit A
                                                                       ---------


                                                         [COVANTA LOGO OMMITTED]


FOR IMMEDIATE RELEASE
---------------------


           COVANTA TO REVIEW STRATEGIES TO MAXIMIZE SHAREHOLDER VALUE

                         -- Liquidity Update Provided --

             -- Salomon Smith Barney Assisting Board of Directors --

FAIRFIELD, NJ, DECEMBER 21, 2001 - Covanta Energy Corporation (NYSE:COV) announced today it is in the process of conducting a comprehensive review of its strategic options to maximize shareholder value. Salomon Smith Barney is assisting management and the Board of Directors in the review.

Scott Mackin, CEO and a member of the Board, said, "The Board is very pleased with the Company's strong operational performance in its core energy business. However, given the Company's size, limited current cash availability and the complexity of its overall corporate structure, which includes some remaining non-energy aviation and entertainment assets, it is incumbent on us to conduct this analysis and review."

Delays in payment of remaining California energy receivables and in the sale of aviation and entertainment assets continue to adversely affect Covanta's ability to meet required cash flows under its master credit facility. The Company believes it will be unable to access the capital markets in the immediate future due to market conditions as they relate to energy companies.

As previously stated, the Company is discussing with its banks the need for covenant waivers and access to short term liquidity. Although its banks are willing to provide the required waivers through January 2002, they have not at this time agreed to provide additional liquidity. The Company believes that it has sufficient liquidity to continue immediate operations and is considering various options to supplement its operating cash. The Company will continue to discuss these issues with its banks in conjunction with its review of strategic alternatives.

                                      * * *

Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Covanta believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Covanta's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:

- Economic, capital market and other business conditions effecting power generation enterprises specifically and commerce generally including interest, inflation and exchange rates; weather conditions; creditworthiness of customers and suppliers, changes in fuel costs and supply; unscheduled outages; environmental incidents; electric transmission restraints and risks and uncertainties associated with the recently deregulated energy industry;

- Trade, monetary, fiscal, taxation, energy regulation and environmental policies of governments, agencies and similar organizations in geographic areas where Covanta has a financial interest;

- Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight, including without limitation the impact of newly adopted FASB 133 relating to accounting for derivatives which is effective beginning January 1, 2001. The impact of FASB 133 will vary between accounting periods based on changes in pricing of various items bought and sold by the Company.

- Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

- Limitations on Covanta's ability to control the development or operation of projects in which Covanta has less than 100% interest;

- The lack of operating history at development projects provides only a limited basis for management to project the results of future operations.

                                      * * *


 Contacts:        Investor Relations:
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                  Louis M. Walters, 973-882-7260

                  Media Relations:
                  ----------------
                  Eric Berman, David Lilly
                  Kekst & Company, 212-521-4800



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